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                             MASTER ESCROW AGREEMENT

                           MasterNumber 1502013-00001

         This Agreement is effective NOVEMBER 11, 1998 among Data Securities International, Inc. ("DSI") and ObjectSpace, Inc., a Delaware corporation with offices at 14850 Quorum Drive, Suite 500, Dallas, Texas 75240 ("ObjectSpace"), and any additional parties signing the Acceptance Form attached to this Agreement ("Preferred Beneficiary") who collectively may be referred to in this Agreement as "the parties."

A. ObjectSpace has entered or will enter into a license agreement, development agreement, and/or other agreement with a third party (the "Preferred Beneficiary") regarding certain proprietary technology of ObjectSpace (the "License Agreement").

B. ObjectSpace desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. ObjectSpace desires to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of ObjectSpace that are the subject of the License Agreement.

D. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

ARTICLE I -- DEPOSITS

1.1 OBLIGATION TO MAKE DEPOSIT. Upon the signing of this Agreement by the parties, including the signing of the Acceptance Form, ObjectSpace shall deliver to DSI the proprietary information and other materials ("Deposit Materials") required to be deposited by the License Agreement, or if the License Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on Exhibit B as specified below.

1.2 IDENTIFICATION OF TANGIBLE MEDIA. Prior to the delivery of the Deposit Materials to DSI, ObjectSpace shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, ObjectSpace shall complete a description of the Deposit Materials ("Deposit Description") in the form of Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Deposit Description must be signed by ObjectSpace and delivered to DSI with the Deposit Materials. Unless and until ObjectSpace makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3 DEPOSIT INSPECTION. When DSI receives the Deposit Materials and the Deposit Description, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Deposit Description. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

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1.4      ACCEPTANCE OF DEPOSIT. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Deposit Description, DSI will date and sign the Deposit Description and mail a copy thereof to ObjectSpace and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Deposit Description, DSI will (a) note the discrepancies in writing on the Deposit Description;
         (b) date and sign the Deposit Description with the exceptions noted; and (c) provide a copy of the Deposit Description to ObjectSpace and Preferred Beneficiary. Dsrs acceptance of the deposit occurs upon the signing of the Deposit Description by DSI. Delivery of the signed Deposit Description to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSL.

1.5      OBJECTSPACE'S REPRESENTATIONS.  ObjectSpace represents as follows:

         a. ObjectSpace lawfully possesses all of the Deposit Materials deposited with DSI;

         b. With respect to all of the Deposit Materials, ObjectSpace has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

         C. The Deposit Materials are not subject to any lien or other encumbrance;

         d. The Deposit Materials consist of the proprietary information and other materials identified in Exhibit B; and

         e. The Deposit Materials are readable and useable in their current form or, if the Deposit Materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6 VERIFICATION. Preferred Beneficiary shall have the right, at Preferred Beneficiary's sole expense, to request and receive a verification of any Deposit Materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to DSI, then only an employee of DSI under signed confidentiality obligations to DSI may perform the verification. Any DSI employee performing the verification must individually agree in writing to adhere to the confidentiality restrictions and provisions of Section 2.1 of this Agreement.

1.7 DEPOSIT UPDATES. Unless otherwise provided by the License Agreement, ObjectSpace shall update the Deposit Materials within 60 days of each release of a new version of the product which is subject to the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Deposit Description and the new Deposit Description shall be signed by ObjectSpace. Each Deposit Description will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Deposit Description. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates. DSI shall provide ObjectSpace with a written invoice (when applicable) and a copy of the new Deposit Description within 30 days following DSI's receipt of a deposit update.

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1.8      REMOVAL OF DEPOSIT MATERIALS. The Deposit Materials may be removed and/or exchanged only on written instructions signed by ObjectSpace and the Preferred Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

2.1 CONFIDENTIALITY. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the existence or content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of ObjectSpace and/or the Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.4 below for notices of requested orders.)

2.2 STATUS REPORTS. DSI will issue to ObjectSpace and the Preferred Beneficiary a report profiling the deposit history ("Escrow Account History") at least semi-annually. DSI may provide copies of the Escrow Account History pertaining to this Agreement upon the request of ObjectSpace or the Preferred Beneficiary. However, DSI understands and agrees that this Escrow Account History shall not contain any information regarding the fee amounts, fee payment schedule or other fee arrangements made between DSI and ObjectSpace related to this Agreement. Under no condition will DSI disclose to the Preferred Beneficiary or other third party any information regarding the fee arrangements made in conjunction with this Agreement.

2.3 AUDIT RIGHTS. During the term of this Agreement, only ObjectSpace and the Preferred Beneficiary shall have the right to inspect the written deposit records of DSI pertaining to this Agreement. DSI understands and agrees that this right shall not apply or extend to the examination or inspection of any financial information or fee records by the Preferred Beneficiary. Any inspection shall be held during normal business hours and following reasonable prior notice.

2.4 USE OF NAMES. DSI recognizes and agrees that nothing in this Agreement shall be construed as to grant any right or license to DSI to use the name ObjectSpace, Inc. In particular, DSI understands and agrees that the name ObjectSpace, Inc. will not be used by DSI for the purposes of marketing or otherwise disclosing the existence of this Agreement.

ARTICLE 3 -- GRANT OF RIGHTS TO DSI

3.1 TITLE TO MEDIA. ObjectSpace hereby transfers to DSI the title to the media upon which the proprietary information and materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media

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         such as any copyright, trade secret, patent or other intellectual property rights to the works fixed on such media.

3.2 RIGHT TO MAKE COPIES. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, ObjectSpace shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

3.3 RIGHT TO TRANSFER UPON RELEASE. ObjectSpace hereby grants to DSI the right to transfer Deposit Materials to the Preferred Beneficiary upon the occurrence of a Release Condition as defined by and in accordance with Article 4 for use by the Preferred Beneficiary. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the Deposit Materials.

ARTICLE 4 -- RELEASE OF DEPOSIT

4.1 RELEASE CONDITIONS. As used in this Agreement, "Release Conditions" shall mean the following:

         a. ObjectSpace becomes the subject of proceedings for its liquidation pursuant to an order for relief entered in a case under Chapter 7 of Title II of the United States [Bankruptcy] Code; or

         b. ObjectSpace voluntarily elects to cease conducting business and wind up its affairs in accordance with the law of its state of incorporation.

4.2 FILING FOR RELEASE. If the Preferred Beneficiary believes in good faith that a Release Condition has occurred, the Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, DSI shall provide a copy of the notice to ObjectSpace, by certified mail, return receipt requested, or by commercial express mail.

4.3 CONTRARY INSTRUCTIONS. From the date DSI mails the notice requesting release of the Deposit Materials, ObjectSpace shall have ten business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by ObjectSpace that a Release Condition has not occurred. Upon receipt of Contrary Instructions, DSI shall send a copy to the Preferred Beneficiary by certified mail, return receipt requested, or by commercial express mail. Subject to
         Section 5.2, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from ObjectSpace and the Preferred Beneficiary; or (b) order of a court.

4.4 RELEASE OF DEPOSIT. If DSI does not receive Contrary Instructions from the ObjectSpace, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of the Deposit Materials held by DSI.

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ARTICLE 5 -- TERM AND TERMINATION

5.1 TERM OF AGREEMENT. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) ObjectSpace and the Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or
         (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the Acceptance Form has been signed at a date later than this Agreement, the initial term of the Acceptance Form will be for one year with subsequent terms to be added to match the anniversary date of this Agreement. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 TERMINATION FOR NONPAYMENT. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to ObjectSpace and the Preferred Beneficiary. Any such party shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then at any time thereafter DSI shall have the right to terminate this Agreement to the extent it relates to the delinquent party by sending written notice of termination to such affected parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 DISPOSITION OF DEPOSIT MATERIALS UPON TERMINATION. Upon termination of this Agreement by joint instruction of ObjectSpace and each Preferred Beneficiary, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with such instructions. Upon termination for nonpayment, DSI may, at its sole discretion, destroy the Deposit Materials or return them to ObjectSpace. DSI shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI.

5.4 SURVIVAL OF TERMS FOLLOWING Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

         a.       ObjectSpace's Representations (Section 1.5);

         b. The obligations of confidentiality with respect to the Deposit Materials and the fee arrangements;

         c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

         d.       The obligation to pay DSI any fees and expenses due;

         e.       The provisions of Article 7; and

         f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

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ARTICLE 6 -- DSI'S FEES

6.1 FEE SCHEDULE. DSI is entitled to be paid the fees and expenses set out and described in a separate fee agreement signed by DSI and ObjectSpace (the "Fee Arrangement") that references this Agreement. DSI reserves the right to inflate the fees covering this Agreement and described in the Fee Arrangement at an increase of no greater than 10% each year. DSI shall notify ObjectSpace at least 90 days prior to any increase in fees. DSI shall not disclose the existence or contents of this Fee Arrangement to the Preferred Beneficiary or any other third party.

6.2 PAYMENT TERMS. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. All other fees are due within 30 days upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7 -- LIABILITY AND DISPUTES

7.1 RIGHT TO RELY ON INSTRUCTIONS. DSI may assume that any individual designated by ObjectSpace or a Preferred Beneficiary either on Exhibit D or the Acceptance Form, as the case may be, or in the list of authorized personnel ("Authorized Personnel List") in the form of Exhibit C who gives any written notice, request, or instruction on behalf of either ObjectSpace or the Preferred Beneficiary has the authority to do so. DSI may act in reliance upon any instruction, instrument, or signature of an individual designated in the Authorized Personnel List if DSI has a reasonable belief that the instruction, instrument, or signature is genuine. ObjectSpace or a Preferred Beneficiary may amend the list of individuals designated in the Authorized Personnel List by having an already listed individual notify DSI in writing of the amendment. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 INDEMNIFICATION. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this Agreement. Provided DSI has acted in the manner stated in the preceding sentence, ObjectSpace and Prefer-red Beneficiary shall agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this Agreement

7.3 CONTROLLING LAW. This Agreement is to be governed and construed in accordance with the laws of the State of Texas, without regard to the conflict of law provisions, principles, or statutes of this or any jurisdiction. The parties agree to submit to the jurisdiction and venue of the state and federal courts of Texas.

7.4 NOTICE OF REQUESTED Order. If any party intends to obtain an order from a court of competent jurisdiction which may direct DSI to take, or refrain from taking, any action, that party shall:

         a.       Give DSI reasonable prior notice of the hearing;

         b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

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         c.       Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

ARTICLE 8 -- GENERAL PROVISIONS

8.1 ENTIRE AGREEMENT. This Agreement, which includes the Acceptance Form and the Exhibits described herein, embodies the entire understanding between all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written that are not referred to herein. No amendment or modification of this Agreement shall be valid or binding unless signed by all parties hereto, except that Exhibit B need not be signed by Preferred Beneficiary, Exhibit C and Exhibit D need not be signed, and the Acceptance Form and Fee Arrangement will be signed by the parties identified therein.

8.2 NOTICES. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the list of designated contacts ("Designated Contact Listing") in the form of Exhibit D. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of ObjectSpace or the Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

         ObjectSpace, Inc.                 Data Securities International, Inc.

By:      /s/ LAUREL W. FITZGERALD          By:    /s/ CHRISTIE WOODWARD
         -----------------------------            ------------------------------
Name:    Laurel W. Fitzgerald              Name:  Christie Woodward
         -----------------------------            ------------------------------
Title:   VP-Operations                     Title: Sr. Contract Administrator
         -----------------------------            ------------------------------
Date:    10/30/98                          Date:  11/3/98
         -----------------------------            ------------------------------

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                                                                      EXHIBIT C

                            AUTHORIZED PERSONNEL LIST
                           Account Number ____________


Name:                 Laurel W. Fitzgerald
                      -----------------------------
Title:                VP - Operations
                      -----------------------------
Contact Information:
                      -----------------------------

                      -----------------------------

                      -----------------------------







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                                                                       EXHIBIT D

                           DESIGNATED CONTACT LISTING

                        Account Number _________________

Notices, deposit material returns and         Invoices to ObjectSpace should be
communications to ObjectSpace should                   addressed to:
be addressed to:

Company Name:        Objectspace, Inc.                 Laurel Fitzgerald
               ------------------------------    ------------------------------
Address:             14850 Quorum Drive                Objectspace, Inc.
               ------------------------------    ------------------------------
                     Suite 500                         14850 Quorum Drive
               ------------------------------    ------------------------------
                     Dallas, TX 75240                  Suite 500
               ------------------------------    ------------------------------
Designated Contact:  Laurel Fitzgerald                 Dallas, TX 75240
                     ------------------------    ------------------------------
Telephone:  972-726-4241
            ---------------------------------    ------------------------------
Facsimile:  972-715-9041
            ---------------------------------    ------------------------------


Requests from ObjectSpace to change the designated contact should be given in writing by one of the individuals designated in the Authorized Personnel List in the form of Exhibit C.

Contracts, Deposit Materials                    Invoice inquiries and fee
and notices to DSI                              remittances to

DSI should be addressed to:                     should be addressed to:

DSI                                             DSI
Contract Administration                         Accounts Receivable
Suite 200                                       Suite 1450
9555 Chesapeake Drive                           425 California Street
San Diego, CA 92123                             San Francisco, CA 94104
Telephone: (619) 694-1900                       (415) 398-7900
Facsimile: (619) 694-1919                       (415) 398-7914

Date: ______________________________

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